          EXHIBIT 11----STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

Earnings per share computations assumes the exercise of stock purchase warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period. Under the treasury stock method of computing earnings per share, the number of shares of treasury stock assumed repurchased is limited to 20% of common stock outstanding, with the remaining shares assumed to be newly issued and with the excess proceeds assumed to have reduced long-term borrowings outstanding for the periods.


EARNINGS PER SHARE FOR THE PERIOD ENDED JUNE 30, 1997           Three Months  Six Months
-----------------------------------------------------           ------------  ----------
Application of assumed proceeds ($2,193,626 and $2,224,938):
  Toward repurchase of outstanding common stock at
    June 30, 1997 market price of  $6.896 and $6.365 per share   $2,193,626   $2,224,938
  Reduction of borrowings under line of credit                            0            0
                                                                 ----------   ----------
                                                                 $2,193,626   $2,224,938
                                                                 ==========   ==========
Adjustments of net income:
  Actual net income                                              $2,092,690   $3,376,933
  Interest expense reduction                                              0            0
                                                                 ----------   ----------
  Adjusted net income (A)                                        $2,092,690   $3,376,933
                                                                 ==========   ==========

Adjustment of shares outstanding:
  Actual outstanding                                              8,147,492    8,137,037
  Net additional shares issuable                                    147,387      122,029
                                                                 ----------   ----------
  Adjusted shares outstanding (B)                                 8,294,879    8,259,066
                                                                 ==========   ==========

Net income per common share (A) divided by (B)                   $     0.25   $     0.41
                                                                 ==========   ==========


EARNINGS PER SHARE FOR THE PERIOD ENDED JUNE 30, 1996           Three Months  Six Months
-----------------------------------------------------           ------------  ----------
Application of assumed proceeds ($6,844,604 and $6,853,656):
  Toward repurchase of outstanding common stock at
    June 30, 1996 market price of  $6.979 and $7.250 per share   $6,844,604   $6,853,656
  Reduction of borrowings under line of credit                            0            0
                                                                 ----------   ----------
                                                                 $6,844,604   $6,853,656
                                                                 ==========   ==========
Adjustments of net income:
  Actual net income                                              $1,198,330   $1,957,619
  Interest expense reduction                                              0            0
                                                                 ----------   ----------
  Adjusted net income (A)                                        $1,198,330   $1,957,619
                                                                 ==========   ==========

Adjustment of shares outstanding:
  Actual outstanding                                              5,017,750    5,008,646
  Net additional shares issuable                                  2,625,564    2,667,128
                                                                 ----------   ----------
  Adjusted shares outstanding (B)                                 7,643,314    7,675,774
                                                                 ==========   ==========

Net income per common share (A) divided by (B)                   $     0.16   $     0.26
                                                                 ==========   ==========

RECENT PRONOUNCEMENT

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share (SFAS No. 128), which establishes new standards for computing and presenting earnings per share. The provisions of SFAS No. 128 are effective for earnings per share calculations for periods ending after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. If the Company had adopted the provisions of SFAS No. 128, the results would have been as follows:


                                            Three Months Ended June 30       Six Months Ended June 30
                                            --------------------------       ------------------------
                                                1997          1996                1997      1996
                                                ----          ----                ----      ----
Earnings per common share - basic               $.25          $.24                $.41      $.39
Earnings per common share - diluted             $.25          $.16                $.41      $.26